UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

YOU HAN DATA TECH COMPANY LTD.

(Exact name of registrant as specified in charter)

Nevada	000-51973	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8-5-128 Jichexiaoqu, Chanchun, Jilin, China
(Address of principal executive offices)	(Zip Code)

949-419-6588

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to You Han Data Tech Company Ltd., a Nevada corporation.

Item 5.03 - Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On September 12, 2015 the Company filed a Certificate of Amendment to its Articles of Incorporation to change its name from Razor Resources, Inc. to You Han Data Tech Company Ltd. and effectuate a one-for-five hundred reverse stock split, as further detailed in Item 8.01 below.

ITEM 8.01 – OTHER EVENTS;

Effective March 4, 2016, (the “Effective Date”), the Company effectuated a name change to You Han Data Tech Company Ltd. and a one-for-five hundred reverse stock split. Pursuant to this corporate action, every 500 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) were converted into one share of the Company’s Common Stock. To avoid the issuance of fractional shares of Common Stock, all fractional shares will be rounded up to the next whole share.

The name change and reverse split have been reviewed and approved by the Financial Industry Regulatory Authority (FINRA).

As of the Effective Date, pursuant to this corporate action, 212,610 shares of the Company’s Common Stock are outstanding.

Beginning on March 4, 2015, the Company’s trading symbol will be temporarily changed to “RZORD” for a period of twenty business days, after which the symbol will revert to “YHDT”

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU HAN DATA TECH COMPANY LTD.
(Registrant)

By: /s/ Ming Hao Ming Hao Chief Executive Officer March 7, 2016